AUSTIN, TX

Cousins

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q1 2021

RAILYARD
1414
THE
RAILYARD
SOUTHEND
RHINO
MARKET
&DELI
Leased & Managed by:
BEACON
PARTNERS
704.597.7757

Cousins Properties	Q1 2021 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2020, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets or changes in existing market concentrations; future changes in interest rates; and all statements that address operating performance, events, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Charlotte, Phoenix, Tampa, and Dallas where we have high concentrations of our lease revenues, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis, including the COVID-19 pandemic, and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; the impact of social distancing, shelter-in-place, border closings, travel restrictions, remote work requirements, and similar governmental and private measures taken to combat the spread of a public health crisis on our operations and our tenants; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	3	Q1 2021 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FIRST QUARTER 2021 RESULTS
Updates 2021 Earnings Guidance

Highlights
•Net income was $0.20 per share for the quarter.
•Funds from operations was $0.69 per share for the quarter.
•Same property net operating income on a cash-basis decreased 2.7% for the quarter.
•Same property net operating income on a cash-basis increased 2.7% for the quarter when adjusted to remove:
◦the impact of COVID-19 related reduced parking income, and
◦One South at the Plaza, which was negatively impacted by a previously disclosed large lease expiration effective year-end 2020.
•Second generation net rent per square foot on a cash-basis increased 10.5% for the quarter.
•Executed 271,126 square feet of office leases during the quarter.
•Collected 98.8% of rents, including 99.1% from office customers, during the quarter.
•Acquired a land parcel adjacent to the Company's 3350 Peachtree property in Atlanta for $8 million through a 95% consolidated joint venture.
•Subsequent to quarter end, sold Burnett Plaza, a one million square foot office property in Fort Worth, TX, for a gross sales price of $137.5 million.
•Anticipate starting development of Domain 9, a 335,000 square foot office property in Austin, during the second quarter of 2021. Total development costs are expected to be $147 million.

ATLANTA (April 29, 2021) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2021.
“While Bank of America’s long anticipated departure from our One South property affected same property results, leading indicators in our Sun Belt markets are showing encouraging signs of acceleration,” said Colin Connolly, president and chief executive officer of Cousins Properties. “Specifically, leasing activity has meaningfully increased as more companies announce plans to return to the office. The most noticeable improvement has been in our early-stage leasing pipeline, where the number of active proposals has increased 68% and the number of space tours has increased 89% compared to last quarter.”
Financial Results
Net income available to common stockholders was $29.1 million, or $0.20 per share, for the first quarter of 2021, compared with net income available to common stockholders of $174.9 million, or $1.18 per share, for the first quarter of 2020. Variances in net income were impacted by gains on sales of assets in 2020.
Funds From Operations ("FFO") was $102.0 million, or $0.69 per share, for the first quarter of 2021, compared with $112.7 million, or $0.76 per share, for the first quarter of 2020.

Cousins Properties	4	Q1 2021 Supplemental Information

EARNINGS RELEASE

Updated 2021 Guidance
The Company has updated its full year 2021 net income guidance to $0.74 to $0.84 per share from $0.83 to $0.93 per share. The Company has also updated its full year 2021 FFO guidance to $2.68 to $2.78 per share from $2.76 to $2.86 per share.
The change in the Company's full year 2021 net income and FFO guidance is driven entirely by the sale of Burnett Plaza on April 7, 2021 and by the anticipated sale of the Company's interest in Dimensional Place in summer 2021 to our partner under the terms of the joint venture agreement. The commencement of the Domain 9 development during the second quarter of 2021 does not impact guidance. Our guidance does not include any additional property sales, acquisitions or development starts during 2021.
The above guidance reflects management’s current plans and assumptions as of the date of this report, including those related to the pace and strength of recovery from the COVID-19 pandemic, and it is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Friday, April 30, 2021 to discuss the results of the three months ended March 31, 2021. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 10154319. The playback can also be accessed on the Company's website.

Cousins Properties is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.

Cousins Properties	5	Q1 2021 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
Assets:	(unaudited)
Real estate assets:
Operating properties, net of accumulated depreciation of $863,365 and $803,073 in 2021 and 2020, respectively	$6,197,447	$6,232,546
Projects under development	74,485	57,389
Land	170,579	162,406
	6,442,511	6,452,341

Real estate assets and other assets held for sale, net	134,184	125,746
Cash and cash equivalents	14,576	4,290
Restricted cash	1,256	1,848
Accounts receivable	21,679	20,248
Deferred rents receivable	145,433	138,341
Investment in unconsolidated joint ventures	113,353	125,481
Intangible assets, net	177,146	189,164
Other assets	56,044	49,939
Total assets	$7,106,182	$7,107,398
Liabilities:
Notes payable	$2,214,692	$2,162,719
Accounts payable and accrued expenses	141,948	186,267
Deferred income	76,033	62,319
Intangible liabilities, net of accumulated amortization of $77,891 and $73,967 in 2021 and 2020, respectively	65,922	69,846
Other liabilities	115,895	118,103
Liabilities of real estate assets held for sale, net	10,444	12,606
Total liabilities	2,624,934	2,611,860

Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 151,239,770 and 151,149,289 shares issued and outstanding in 2021 and 2020, respectively	151,240	151,149
Additional paid-in capital	5,543,549	5,542,762
Treasury stock at cost, 2,584,933 shares in 2021 and 2020	(148,473)	(148,473)
Distributions in excess of cumulative net income	(1,095,361)	(1,078,304)
Total stockholders' investment	4,450,955	4,467,134
Nonredeemable noncontrolling interests	30,293	28,404
Total equity	4,481,248	4,495,538
Total liabilities and equity	$7,106,182	$7,107,398

Cousins Properties	6	Q1 2021 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental property revenues	$184,807	$189,129
Fee income	4,529	4,732
Other	214	37
	189,550	193,898
Expenses:
Rental property operating expenses	66,395	64,538
Reimbursed expenses	368	521
General and administrative expenses	6,733	5,652
Interest expense	17,208	15,904
Depreciation and amortization	70,870	71,614
Transaction costs	—	365
Other	590	566
	162,164	159,160
Income from unconsolidated joint ventures	1,903	3,425
Gain on sales of investments in unconsolidated joint ventures	39	46,230
Gain (loss) on investment property transactions	(17)	90,916
Net income	29,311	175,309
Net income attributable to noncontrolling interests	(201)	(366)
Net income available to common stockholders	$29,110	$174,943

Net income per common share — basic	$0.20	$1.19
Net income per common share — diluted	$0.20	$1.18
Weighted average shares — basic	148,624	147,424
Weighted average shares — diluted	148,725	148,561

Cousins Properties	7	Q1 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Property Statistics
Consolidated Operating Properties	34	32	32	32	33	33	33
Consolidated Rentable Square Feet (in thousands)	19,599	18,249	18,249	18,245	18,897	18,897	19,145
Unconsolidated Operating Properties	4	3	3	3	3	3	3
Unconsolidated Rentable Square Feet (in thousands)	2,168	1,107	1,107	1,107	1,107	1,107	1,107
Total Operating Properties	38	35	35	35	36	36	36
Total Rentable Square Feet (in thousands)	21,767	19,356	19,356	19,352	20,004	20,004	20,252

Office Leasing Activity (1)
Net Leased during the Period (square feet, in thousands)	3,074	476	303	255	387	1,421	271
Net Effective Rent Calculation (per square foot)
Net Rent	$30.43	$34.88	$33.54	$26.63	$31.54	$32.20	$31.12
Net Free Rent	(0.63)	(1.92)	(0.92)	(1.23)	(1.16)	(1.38)	(1.70)
Leasing Commissions	(2.29)	(2.68)	(3.02)	(2.37)	(2.20)	(2.57)	(2.26)
Tenant Improvements	(3.69)	(5.27)	(4.17)	(1.57)	(2.99)	(3.75)	(3.63)
Leasing Costs	(6.61)	(9.87)	(8.11)	(5.17)	(6.35)	(7.70)	(7.59)
Net Effective Rent	$23.82	$25.01	$25.43	$21.46	$25.19	$24.50	$23.53
Change in Second Generation Net Rent	21.3%	26.9%	31.8%	24.7%	24.7%	27.2%	21.5%
Change in Cash-Basis Second Generation Net Rent	7.7%	14.3%	20.6%	8.9%	8.9%	13.1%	10.5%

Same Property Information (2)
Percent Leased (period end)	94.6%	94.8%	94.4%	93.6%	92.7%	92.7%	89.9%
Weighted Average Occupancy	91.8%	91.4%	91.5%	91.9%	92.4%	91.8%	89.3%
Change in Net Operating Income (over prior year period)	2.6%	3.2%	(2.4)%	(0.4)%	(2.3)%	(0.5)%	(4.1)%
Change in Cash-Basis Net Operating Income (over prior year period)	4.8%	11.4%	(1.6)%	(3.0)%	(3.3)%	0.7%	(2.7)%

Development Pipeline (3)
Estimated Project Costs (in thousands)	$565,600	$565,600	$565,600	$566,400	$449,400	$449,400	$363,000
Estimated Project Costs/ Total Undepreciated Assets	6.9%	7.1%	7.0%	7.0%	5.4%	5.4%	4.3%

Market Capitalization (4)
Common Stock Price (period end)	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35
Common Stock/Units Outstanding (period end, in thousands)	148,506	148,565	148,593	148,589	148,589	148,589	148,679
Equity Market Capitalization (in thousands)	$6,118,447	$4,348,498	$4,432,529	$4,248,160	$4,977,732	$4,977,732	$5,255,803
Debt (in thousands)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860
Total Market Capitalization (in thousands)	$8,423,941	$6,385,453	$6,470,800	$6,290,321	$7,255,491	$7,255,491	$7,614,663

Cousins Properties	8	Q1 2021 Supplemental Information

KEY PERFORMANCE METRICS

	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Credit Ratios (4)
Net Debt/Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%
Net Debt/Total Undepreciated Assets	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%
Net Debt/Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87
Fixed Charges Coverage (Adjusted EBITDAre)	5.95	6.28	6.04	5.95	5.74	6.00	5.42

Dividend Information (4)
Common Dividend per Share	$1.16	$0.30	$0.30	$0.30	$0.30	$1.20	$0.31
Funds From Operations (FFO) Payout Ratio before Transaction Costs	41.4%	39.4%	45.5%	43.7%	44.3%	43.1%	45.2%
Funds Available for Distribution (FAD) Payout Ratio	67.2%	59.0%	76.4%	64.8%	76.0%	68.2%	57.8%

Operations Ratio (4)
Annualized General and Administrative Expenses/Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%	0.32%

Additional Information (in thousands, except per square foot amounts)
In-Place Gross Rent (per square foot) (5)	$37.44	$39.29	$39.48	$39.72	$40.26	$40.26	$40.71
Straight Line Rental Revenue (4)	$29,391	$9,859	$11,137	$12,935	$8,284	$42,215	$7,739
Above and Below Market Rents Amortization, Net (4)	$9,472	$2,590	$2,519	$2,449	$2,503	$10,061	$2,388
Second Generation Capital Expenditures (4)	$90,704	$23,817	$25,724	$17,718	$30,524	$97,783	$12,093

(1)	See Office Leasing Activity on page 19 for additional detail and explanations.
(2)
Same Property Information is derived from the pool of office properties, as existed in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(3)	Cousins' share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(4)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(5)	In-place gross rent equals the annualized cash-basis base rent including tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q1 2021 Supplemental Information

KEY PERFORMANCE METRICS
Total Rentable Square Feet             Equity Market Capitalization               Net Debt / Annualized Adjusted EBITDAre
Same Property Net Operating Income Change         Second Generation Net Rent Change               Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets
    (1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q1 2021 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Net Operating Income	$431,790	$127,782	$117,132	$120,016	$121,104	$486,034	$123,124
Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—
Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530
Other Income	7,861	2,994	726	406	199	4,325	298
Reimbursed Expenses	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)
General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)
Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)
Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)
Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)
FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960
Weighted Average Shares - Diluted	129.831	148,561	148,580	148,606	148,669	148,636	148,725
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69

     (1) See pages 31 and 34 for reconciliations of Funds From Operations to net income available to common shareholders.

Cousins Properties	11	Q1 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Net Operating Income
Consolidated Properties
The Domain (2)	$19,945	$9,068	$9,899	$11,053	$11,701	$41,721	$12,127
Corporate Center (2)	26,484	6,157	5,928	6,113	7,199	25,397	7,371
Spring & 8th (2)	29,369	7,351	7,255	7,340	7,286	29,232	7,367
Terminus (2) (3)	7,330	6,949	6,899	7,227	6,620	27,695	7,192
Northpark (2)	25,272	6,916	6,983	7,087	6,682	27,668	6,760
Hayden Ferry (2)	23,938	6,321	5,676	6,069	6,280	24,346	6,221
Fifth Third Center	17,993	4,573	4,791	4,643	4,347	18,354	4,782
One Eleven Congress	17,379	4,396	4,496	4,565	4,573	18,030	4,564
BriarLake Plaza (2)	10,217	4,681	4,367	4,359	4,697	18,104	4,483
The Terrace (2)	8,311	3,988	3,998	4,003	4,152	16,141	4,341
Promenade	18,359	4,506	3,950	4,256	4,101	16,813	4,060
San Jacinto Center	14,593	3,617	4,290	3,745	3,314	14,966	3,750
Avalon (2)	7,408	1,821	2,587	3,065	3,526	10,999	3,714
3344 Peachtree	13,303	5,267	2,966	3,352	3,498	15,083	3,549
The RailYard	—	—	—	—	929	929	3,175
One South at the Plaza	10,605	5,323	5,028	5,191	4,478	20,020	2,737
NASCAR Plaza	10,300	2,750	2,655	2,845	2,470	10,720	2,687
Burnett Plaza	8,229	3,631	3,649	3,725	3,158	14,163	2,618
Buckhead Plaza (2)	15,079	3,617	2,783	2,984	2,894	12,278	2,509
816 Congress	11,847	2,636	2,754	2,645	2,587	10,622	2,456
Colorado Tower	13,991	3,350	3,303	3,055	2,640	12,348	2,382
Legacy Union One	5,157	2,400	2,396	2,390	2,399	9,585	2,363
1200 Peachtree	7,691	2,332	2,318	2,371	2,319	9,340	2,286
3350 Peachtree	8,957	2,450	2,849	2,162	2,190	9,651	2,280
Tempe Gateway	7,750	2,084	1,835	1,827	1,770	7,516	1,417
111 West Rio	5,559	1,388	1,411	1,309	1,389	5,497	1,387
Domain Point (2)	3,058	1,187	1,435	1,482	1,640	5,744	1,265
3348 Peachtree	6,167	1,502	1,309	1,308	1,341	5,460	1,262
The Pointe	5,089	1,192	1,230	1,254	1,076	4,752	1,199
5950 Sherry Lane	2,316	1,239	1,184	1,298	1,280	5,001	1,188
Research Park V	4,087	1,029	1,029	1,055	1,012	4,125	1,038
Meridian Mark Plaza	4,370	1,067	846	1,129	1,117	4,159	1,018
Harborview Plaza	2,013	795	840	863	793	3,291	831
Other (4)	27,211	6,164	—	38	1,246	7,448	1,991
Subtotal - Consolidated	399,377	121,747	112,939	115,808	116,704	467,198	118,370

Cousins Properties	12	Q1 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Unconsolidated Properties (5)
Dimensional Place	5,761	1,900	1,955	1,964	1,840	7,659	1,878
Carolina Square (2)	4,367	1,255	1,210	1,163	1,312	4,940	1,315
Emory University Hospital Midtown	4,239	1,078	962	1,080	1,090	4,210	1,048
Terminus (2) (3)	10,548	—	—	—	—	—	—
Other (4)	7,498	1,802	66	1	158	2,027	513
Subtotal - Unconsolidated	32,413	6,035	4,193	4,208	4,400	18,836	4,754
Total Net Operating Income (1)	431,790	127,782	117,132	120,016	121,104	486,034	123,124

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	18,182	—	—	—	—	—	—
Unconsolidated (5)	—	1,335	—	—	(723)	612	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	18,182	1,335	—	—	(723)	612	—

Fee Income
Development Fees	22,058	3,835	3,846	3,804	3,849	15,334	3,900
Management Fees (6)	5,717	762	843	546	605	2,756	579
Leasing & Other Fees	743	135	—	1	—	136	51
Total Fee Income	28,518	4,732	4,689	4,351	4,454	18,226	4,530

Other Income
Termination Fees	7,227	2,844	539	372	79	3,834	42
Termination Fees - Unconsolidated (5)	16	1	2	5	1	9	—
Interest and Other Income	246	37	126	6	62	231	213
Interest and Other Income - Unconsolidated (5)	372	112	59	23	57	251	43
Total Other Income	7,861	2,994	726	406	199	4,325	298

Total Fee and Other Income	36,379	7,726	5,415	4,757	4,653	22,551	4,828

Reimbursed Expenses (6)	(4,004)	(521)	(322)	(373)	(364)	(1,580)	(368)

General and Administrative Expenses	(37,007)	(5,652)	(8,543)	(5,658)	(7,181)	(27,034)	(6,733)

Interest Expense
Consolidated Debt
2019 Senior Notes, Unsecured ($275M)	(5,853)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)
2017 Senior Notes, Unsecured ($250M)	(9,958)	(2,489)	(2,490)	(2,490)	(2,489)	(9,958)	(2,490)
2019 Senior Notes, Unsecured ($250M)	(5,207)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)
Credit Facility, Unsecured	(7,325)	(3,081)	(773)	(827)	(1,087)	(5,768)	(1,710)
Terminus (2) (3)	(1,540)	(1,526)	(1,511)	(1,497)	(1,482)	(6,016)	(1,468)
2019 Senior Notes, Unsecured ($125M)	(2,554)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)	(1,197)
Fifth Third Center	(4,846)	(1,194)	(1,188)	(1,181)	(1,174)	(4,737)	(1,168)
2017 Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)
Colorado Tower	(4,173)	(1,030)	(1,026)	(1,020)	(1,015)	(4,091)	(1,009)
Promenade	(4,224)	(1,034)	(1,025)	(1,016)	(1,006)	(4,081)	(997)
Term Loan, Unsecured	(9,194)	(1,891)	(1,190)	(994)	(981)	(5,056)	(948)
816 Congress	(3,111)	(768)	(763)	(760)	(755)	(3,046)	(751)

Cousins Properties	13	Q1 2021 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st
Legacy Union One	(1,169)	(528)	(527)	(536)	(536)	(2,127)	(520)
Other (4)	(1,883)	(254)	(40)	(41)	(41)	(376)	(41)
Capitalized (7)	11,219	5,309	3,959	2,722	2,334	14,324	1,312
Subtotal - Consolidated Debt	(53,963)	(15,904)	(13,993)	(15,058)	(15,650)	(60,605)	(17,208)

Unconsolidated Debt (5)
Emory University Hospital Midtown	(1,229)	(303)	(301)	(301)	(297)	(1,202)	(296)
Carolina Square (2)	(1,605)	(347)	(249)	(138)	(135)	(869)	(134)
300 Colorado	—	—	—	—	—	—	(85)
Terminus (2) (3)	(2,904)	—	—	—	—	—	—
Subtotal - Unconsolidated Debt	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)

Total Interest Expense	(59,701)	(16,554)	(14,543)	(15,497)	(16,082)	(62,676)	(17,723)

Other Expenses
Property Taxes and Other Holding Costs	(1,075)	(356)	(380)	(353)	(74)	(1,163)	(345)
Partners' Share of FFO in Consolidated Joint Ventures	(833)	(213)	(342)	(343)	(365)	(1,263)	(407)
Severance	(154)	(51)	(17)	—	(1)	(69)	(308)
Predevelopment & Other Costs	(402)	(153)	(255)	(417)	(224)	(1,049)	50
Income Tax Expense	298	(50)	50	—	—	—	—
Transaction Costs	(52,881)	(365)	(63)	—	—	(428)	—
Total Other Expenses	(55,047)	(1,188)	(1,007)	(1,113)	(664)	(3,972)	(1,010)

Depreciation and Amortization of Non-Real Estate Assets	(1,799)	(207)	(173)	(154)	(154)	(688)	(158)

FFO (1)	$328,793	$112,721	$97,959	$101,978	$100,589	$413,247	$101,960
Weighted Average Shares - Diluted	129,831	148,561	148,580	148,606	148,669	148,636	148,725
FFO per Share (1)	$2.53	$0.76	$0.66	$0.69	$0.68	$2.78	$0.69

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1)	See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2)	Contains multiple buildings that are grouped together for reporting purposes.
(3)	On October 1, 2019, the Company purchased its partner's 50% interest in Terminus Office Holdings LLC.
(4)
Primarily represents properties sold and interest on loans repaid prior to March 31, 2021 that are not considered discontinued operations. The Company sold the Hearst Tower and Woodcrest operating properties and its interest in the Gateway Village unconsolidated joint venture in the first quarter of 2020. Includes preliminary operational activity at 120 West Trinity, Domain 10, and 300 Colorado, which are in the final stages of development and not yet stabilized.

(5)	Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6)	Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included Management Fees.
(7)	Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development projects and equity in unconsolidated development projects.

Cousins Properties	14	Q1 2021 Supplemental Information

PORTFOLIO STATISTICS

Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				1Q21	4Q20	1Q21	4Q20

Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	6.1%	$—
Terminus (4)	1,226,000	Consolidated	100%	81.8%	85.1%	81.6%	81.7%	5.9%	193,496
Northpark (4)	1,539,000	Consolidated	100%	87.9%	90.9%	88.8%	91.5%	5.6%	—
Promenade	777,000	Consolidated	100%	89.1%	89.6%	89.3%	90.8%	3.4%	91,636
Avalon (5)	480,000	Consolidated	90%	86.0%	97.8%	86.0%	97.8%	3.1%	—
3344 Peachtree	484,000	Consolidated	100%	95.3%	95.3%	95.3%	91.4%	3.0%	—
Buckhead Plaza (4)	666,000	Consolidated	100%	77.0%	73.2%	70.1%	70.9%	2.3%	—
1200 Peachtree	370,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.9%	—
3350 Peachtree	413,000	Consolidated	100%	95.2%	95.2%	95.2%	95.2%	1.9%	—
3348 Peachtree	258,000	Consolidated	100%	90.1%	91.0%	89.0%	90.8%	1.0%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	98.0%	98.6%	98.4%	98.6%	0.9%	32,946
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.8%	—
ATLANTA	7,496,000			89.3%	90.7%	88.8%	89.9%	35.9%	318,078

The Domain (5)	1,603,000	Consolidated	100%	100.0%	100.0%	95.8%	95.8%	10.0%	—
One Eleven Congress	519,000	Consolidated	100%	94.9%	87.6%	94.9%	91.1%	3.9%	—
The Terrace (4)	619,000	Consolidated	100%	89.4%	90.6%	88.9%	87.4%	3.6%	—
San Jacinto Center	399,000	Consolidated	100%	93.9%	93.9%	92.9%	94.4%	3.1%	—
Colorado Tower	373,000	Consolidated	100%	99.1%	99.1%	81.6%	86.0%	2.0%	113,518
816 Congress	435,000	Consolidated	100%	76.0%	83.9%	80.6%	84.6%	2.0%	77,489
Domain Point (4)	240,000	Consolidated	96.5%	83.3%	90.6%	74.9%	90.6%	1.0%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,361,000			93.9%	94.3%	90.7%	91.8%	26.5%	191,007

Fifth Third Center	692,000	Consolidated	100%	98.0%	99.5%	99.5%	99.5%	3.9%	135,858
The RailYard (6)	329,000	Consolidated	100%	96.8%	96.8%	96.8%	96.8%	2.6%	—
One South at the Plaza (5)	891,000	Consolidated	100%	57.6%	58.0%	57.3%	76.3%	2.3%	—
NASCAR Plaza	394,000	Consolidated	100%	98.0%	99.4%	97.8%	99.6%	2.2%	—
Dimensional Place	281,000	Unconsolidated	50%	95.6%	95.6%	95.6%	95.6%	1.6%	—
CHARLOTTE	2,587,000			83.0%	83.8%	83.3%	90.5%	12.6%	135,858

Corporate Center (4)	1,227,000	Consolidated	100%	97.0%	97.0%	97.0%	96.5%	6.1%	—
The Pointe	253,000	Consolidated	100%	90.5%	89.6%	89.6%	90.6%	1.0%	—
Harborview Plaza	205,000	Consolidated	100%	76.3%	76.3%	76.3%	76.3%	0.7%	—
TAMPA	1,685,000			93.5%	93.4%	93.4%	93.1%	7.8%	—

Hayden Ferry (4)	792,000	Consolidated	100%	97.5%	97.9%	98.1%	97.6%	5.1%	—
Tempe Gateway	264,000	Consolidated	100%	78.1%	78.1%	78.1%	81.5%	1.2%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.1%	—
PHOENIX	1,281,000			93.9%	94.2%	94.3%	94.7%	7.4%	—

Cousins Properties	15	Q1 2021 Supplemental Information

PORTFOLIO STATISTICS

Continued on next page
Office Properties	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (1)		% of Total Net Operating Income (2)	Property Level Debt ($000) (3)
				1Q21	4Q20	1Q21	4Q20

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	67,257
5950 Sherry Lane	197,000	Consolidated	100%	85.6%	85.6%	85.6%	87.8%	0.9%	—
DALLAS	516,000			94.5%	94.5%	94.5%	95.3%	2.9%	67,257

BriarLake Plaza - Houston (4)	835,000	Consolidated	100%	84.9%	84.9%	84.9%	84.1%	3.6%	—
Carolina Square - Chapel Hill	158,000	Unconsolidated	50%	94.5%	94.5%	94.5%	94.5%	0.4%	22,668
OTHER OFFICE	993,000			85.7%	85.7%	85.7%	85.0%	4.0%	22,668

TOTAL OFFICE	18,919,000			90.2%	91.0%	89.3%	91.0%	97.1%	$734,868

Other Properties
Burnett Plaza - Fort Worth (7)	1,023,000	Consolidated	100%	79.9%	86.1%	76.9%	78.7%	2.2%	—
Carolina Square Apartment - Chapel Hill (246 units) (6)	266,000	Unconsolidated	50%	100.0%	100.0%	99.9%	100.0%	0.6%	38,162
Carolina Square Retail - Chapel Hill (6)	44,000	Unconsolidated	50%	87.1%	89.8%	82.2%	89.8%	0.1%	6,312
TOTAL OTHER	1,333,000			82.3%	87.8%	79.6%	81.3%	2.9%	$44,474

TOTAL	20,252,000			89.7%	90.8%	88.7%	90.4%	100.0%	$779,342

(1)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(2)	The Company's share of net operating income from stabilized properties for the three months ended March 31, 2021.
(3)	The Company's share of property-specific mortgage debt, including premiums and net of unamortized loan costs, as of March 31, 2021.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Contains two or more buildings that are grouped together for reporting purposes, some of which are not included in Same Property as of March 31, 2021.
(6)	Not included in Same Property as of March 31, 2021.
(7)	Held for sale as of March 31, 2021 and sold subsequent to quarter end. Not included in Same Property as of March 31, 2021.

Cousins Properties	16	Q1 2021 Supplemental Information

PORTFOLIO STATISTICS

First Quarter Portfolio NOI by Market

Atlanta 35.9%
Austin 26.5%
Charlotte 12.6%
Tampa 7.8%
Phoenix 7.4%
Dallas 2.9%
Other 6.9%

Cousins Properties	17	Q1 2021 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	COUSINS PROPERTIES INCORPORATED
	($ in thousands)
	Three Months Ended March 31,
	2021	2020	% Change
Rental Property Revenues (2)	$167,417	$172,097	(2.7)%
Rental Property Operating Expenses (2)	60,028	60,156	(0.2)%
Same Property Net Operating Income (3)	$107,389	$111,941	(4.1)%

Cash-Basis Rental Property Revenues (4)	$158,188	$161,063	(1.8)%
Cash-Basis Rental Property Operating Expenses (5)	59,876	59,990	(0.2)%
Cash-Basis Same Property Net Operating Income (3)	$98,312	$101,073	(2.7)%

End of Period Leased	89.9%	93.5%
Weighted Average Occupancy	89.3%	90.7%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of the comparable reporting periods. Properties held for sale at March 31, 2021 are excluded from Same Property. See Portfolio Statistics beginning on page 15 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as rental property revenues less termination fee income and rental property expenses at the joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures, but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Same Property Net Operating Income and Cash-Basis Same Property Net Operating Income have been adjusted to remove a $1.8 million one-time credit for construction-related legal expenses that were recovered through settlement during the three months ended March 31, 2020.
(4)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(5)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	18	Q1 2021 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended March 31, 2021
	New	Renewal	Expansion	Total
Gross leased square feet (1)				439,366
Less exclusions (2)				(168,240)
Net leased square feet	60,577	191,038	19,511	271,126
Number of transactions	10	17	3	30
Lease term in years (3)	5.8	4.3	6.5	4.8

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$33.66	$30.40	$30.27	$31.12
Net free rent	(2.10)	(1.52)	(2.29)	(1.70)
Leasing commissions	(2.90)	(2.03)	(2.57)	(2.26)
Tenant improvements	(6.43)	(2.46)	(6.42)	(3.63)
Total leasing costs	(11.43)	(6.01)	(11.28)	(7.59)
Net effective rent	$22.23	$24.39	$18.99	$23.53

Second generation leased square footage (5)				221,643
Increase in straight-line basis second generation net rent per square foot (6)				21.5%
Increase in cash-basis second generation net rent per square foot (7)				10.5%

(1)	Comprised of total square feet leased, unadjusted for ownership share, and excluding apartment leasing.
(2)	Adjusted for leases one year or less, leases for retail, amenity, storage, percentage rent, intercompany space, and rent deferrals/extension agreements related to the COVID-19 pandemic.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expenses deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q1 2021 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($000's) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2021	1,612,278	9.0%	$54,956	6.6%	$34.09
2022	1,363,519	7.6%	58,353	7.0%	42.80
2023	1,599,805	8.9%	69,993	8.4%	43.75
2024	1,169,991	6.5%	49,906	6.0%	42.65
2025	2,023,386	11.3%	91,349	11.0%	45.15
2026	1,682,850	9.4%	79,729	9.6%	47.38
2027	1,534,470	8.6%	65,986	8.0%	43.00
2028	1,333,655	7.4%	62,475	7.5%	46.85
2029	1,102,116	6.2%	52,009	6.3%	47.19
2030 & Thereafter	4,500,399	25.1%	245,770	29.6%	54.61

Total	17,922,469	100.0%	$830,526	100.0%	$46.34

(1) Company's share of leases expiring after March 31, 2021.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q1 2021 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	NCR Corporation	1	1	762,090	$35,789,947	5.1%	12
2	Amazon	4	3	564,033	27,098,541	3.9%	7
3	Expedia, Inc.	1	1	363,751	18,296,531	2.6%	8
4	Facebook, Inc.	1	1	323,328	16,900,122	2.4%	9
5	Bank of America	2	2	344,601	11,499,140	1.6%	5
6	Norfolk Southern Corporation	2	1	394,621	9,905,119	1.4%	1
7	Apache Corporation	1	1	210,012	9,168,766	1.3%	4
8	Wells Fargo Bank, NA	4	3	198,376	8,725,049	1.2%	5
9	Americredit Financial Services (dba GM Financial)	2	2	309,292	8,332,631	1.2%	9
10	Ovintiv USA Inc. (fka Encana Oil & Gas (USA) Inc.) (3)	1	1	318,582	7,949,937	1.1%	6
11	Allstate	2	2	214,380	7,620,938	1.1%	6
12	SVB Financial Group	1	1	188,940	7,554,435	1.1%	5
13	ADP, LLC	1	1	225,000	7,484,040	1.1%	7
14	Regus Equity Business Centers, LLC	6	4	158,740	7,319,491	1.1%	5
15	Westrock Shared Services, LLC	1	1	205,185	6,991,587	1.0%	9
16	Pioneer Natural Resources Company (fka Parsley Energy, L.P.)	2	1	110,997	6,950,352	1.0%	7
17	McGuirewoods LLP	3	3	197,282	6,919,005	1.0%	5
18	Workrise Technologies, Inc. (fka RigUp, Inc.)	1	1	93,210	6,520,684	1.0%	7
19	Dimensional Fund Advisors LP	1	1	132,434	6,461,858	0.9%	13
20	Anthem	1	1	198,834	6,326,340	0.8%	—
	Total			5,513,688	$223,814,513	31.9%	7

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2021. If the tenant is in a free rent period as of March 31, 2021, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay rent.
(3)	Ovintiv USA Inc. has multiple subleases for substantially all of its space. In the event of termination of the Ovintiv lease, such subleases would become direct leases with Cousins.
Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q1 2021 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Technology 21.0%
Financial 16.4%
Professional Services 15.0%
Legal 10.3%
Consumer Goods & Services 6.8%
Energy & Utilities 5.2%
Health Care 4.9%
Insurance 4.8%
Real Estate 4.1%
Other 3.9%
Construction/Design 2.5%
Marketing/Media/Creative 2.4%
Transportation 1.7%
Government 1.0%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including tenant's share of estimated operating expenses, if applicable, paid by the tenant as of the date of this report. If the tenant is in a free rent period as of the date of this report, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full rent.

Cousins Properties	22	Q1 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	$201,000

2019
1200 Peachtree	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(2)
Terminus (3)	Office	Atlanta	100%	4Q	1,226,000	246,000

2017
111 West Rio (4)	Office	Phoenix	100%	1Q	225,000	19,600

2016
Parkway Properties	Office	Various	Various	4Q	8,819,000	(5)
Cousins Fund II, L.P. (6)	Office	Various	100%	4Q	(6)	279,100

					16,768,000	$827,700
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing	Square Feet	Total Project Cost ($ in thousands) (1)

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	$85,300

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	332,500

2017
8000 Avalon	Office	Atlanta	90%	2Q	229,000	73,000
Carolina Square	Mixed	Chapel Hill	50%	3Q	468,000	123,000

					2,314,000	$826,800
(1) Except as otherwise noted, amounts represent total purchase prices, total project cost paid by the company and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Properties acquired in the merger with TIER REIT, Inc.
(3) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(4) Purchased outside interest of 25.4% in 111 West Rio.
(5) Properties acquired in the merger with Parkway Properties, Inc.
(6) Purchased the outside interest (approximately 70%) in a consolidated partnership for $279.1 million.

Cousins Properties	23	Q1 2021 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands) (1)
2021
Burnett Plaza (2)	Office	Fort Worth	100%	2Q	1,023,000	$137,500

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village (3)	Office	Charlotte	50%	1Q	1,061,000	52,200
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

2017
Emory Point I and II	Mixed	Atlanta	75%	2Q	786,000	199,000
American Cancer Society Center	Office	Atlanta	100%	2Q	996,000	166,000
Bank of America Center, One Orlando ---Centre, and Citrus Center	Office	Orlando	100%	4Q	1,038,000	208,100
Courvoisier Centre (4)	Office	Miami	20%	4Q	343,000	33,900

2016
100 North Point Center East	Office	Atlanta	100%	1Q	129,000	22,000
Post Oak Central and Greenway Plaza (5)	Office	Houston	100%	4Q	5,628,000	—
Two Liberty Place	Office	Philadelphia	100%	4Q	941,000	219,000
191 Peachtree	Office	Atlanta	100%	4Q	1,225,000	267,500
Lincoln Place	Office	Miami	100%	4Q	140,000	80,000
The Forum	Office	Atlanta	100%	4Q	220,000	70,000

					14,882,000	$1,936,000
(1) Except as otherwise noted, amounts represent total gross sales prices received by the Company and, where applicable, its joint venture partner.
(2) Subsequent to quarter end, the Company sold Burnett Plaza for a gross purchase price of $137.5 million on April 7, 2021.
(3) The Company sold its interest in the joint venture to its partner for $52.2 million. The proceeds represent a 17% internal rate of return for the Company on its invested capital, as stipulated in the partnership agreement.
(4) The Company sold its partnership interest for $12.6 million in a transaction that valued its interest in the property at $33.9 million, prior to deduction for existing mortgage debt.
(5) After the merger with Parkway Properties, Inc., these properties were spun off in a related transaction to Parkway, Inc.

Cousins Properties	24	Q1 2021 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Number of Square Feet / Apartment Units	Estimated Project Cost(1)(2) ($ in thousands)	Company's Share of Estimated Project Cost(2) ($ in thousands)	Project Cost Incurred to Date(2) ($ in thousands)	Company's Share of Project Cost Incurred to Date(2) ($ in thousands)	Percent Leased	Initial Revenue Recognition(3)	Estimated Stabilization(4)

120 West Trinity	Mixed	Atlanta	20%	1Q17		$89,000	$17,800	$87,872	$17,574

Office					33,000					100%	2Q20	2Q21
Retail					19,000					12%	3Q20	4Q20
Apartments					330					80%	4Q19	4Q20

300 Colorado (5)	Office	Austin	50%	4Q18	358,000	193,000	96,500	165,156	82,578	87%	1Q21	1Q22

Domain 10	Office	Austin	100%	4Q18	300,000	111,000	111,000	105,795	105,795	98%	3Q20	3Q21

100 Mill	Office	Phoenix	90%	1Q20	287,000	153,000	137,700	70,409	63,368	48%	1Q22	1Q23

Total						$546,000	$363,000	$429,232	$269,315

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs include financing costs only on project-specific debt and exclude certain allocated capitalized costs required by GAAP that are not incurred by the joint venture and fair value adjustments for legacy TIER projects that were recorded as a result of the Merger.
(3)	Initial revenue recognition represents the quarter within which the Company estimates it will begin recognizing revenue under GAAP.
(4)	Estimated stabilization is the quarter within which the Company estimates it will achieve 90% economic occupancy. Beginning with initial economic occupancy, until the earlier of the achievement of 90% economic occupancy or one year, interest, taxes, and operating expenses are capitalized on the portion of the building that remains under development.
(5)	300 Colorado estimated project cost has been funded with a combination of $67 million of equity contributed by the joint venture partners, followed by a $126 million construction loan.

Cousins Properties	25	Q1 2021 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
901 West Peachtree (1)	Atlanta	100%	Consolidated	1.0
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain 9	Austin	100%	Consolidated	2.5
Domain Central (Domain 14 & 15)	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Victory Center	Dallas	75%	Unconsolidated	3.0
100 Mill-Adjacent Land	Phoenix	100%	Consolidated	0.7
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				52.0	$180,359

Company's Share				50.7	$175,152

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q1 2021 Supplemental Information

DEBT SCHEDULE

				Company's Share of Debt Maturities and Principal Payments
				($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2021	2022	2023	2024	2025	Thereafter	Total Principal	Deferred Loan Costs	Above / Below Market Value	Total

Consolidated Debt - Floating Rate
Credit Facility, Unsecured (LIBOR + 1.05% to 1.45%) (1)	100%	1.16%	1/3/23	—	—	289,000	—	—	—	289,000	—	—	289,000
Term Loan, Unsecured (LIBOR + 1.20% to 1.70%) (2)	100%	1.31%	12/2/21	250,000	—	—	—	—	—	250,000	(305)	—	249,695
Total Floating Rate Debt				250,000	—	289,000	—	—	—	539,000	(305)	—	538,695

Consolidated Debt - Fixed Rate
2019 Senior Notes, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(927)	—	274,073
2017 Senior Notes, Unsecured	100%	3.91%	7/6/25	—	—	—	—	250,000	—	250,000	(778)	—	249,222
2019 Senior Notes, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(822)	—	249,178
Fifth Third Center	100%	3.37%	10/1/26	2,550	3,502	3,622	3,746	3,875	118,928	136,222	(364)	—	135,858
2019 Senior Notes, Unsecured	100%	3.78%	7/6/27	—	—	—	—	—	125,000	125,000	(398)	—	124,602
Terminus 100	100%	5.25%	1/1/23	2,505	3,497	108,181	—	—	—	114,183	—	4,256	118,439
Colorado Tower	100%	3.45%	9/1/26	1,890	2,598	2,689	2,783	2,881	101,199	114,040	(522)	—	113,518
2017 Senior Notes, Unsecured	100%	4.09%	7/6/27	—	—	—	—	—	100,000	100,000	(332)	—	99,668
Promenade	100%	4.27%	10/1/22	2,670	89,052	—	—	—	—	91,722	(86)	—	91,636
816 Congress	100%	3.75%	11/1/24	1,372	1,891	1,963	72,558	—	—	77,784	(295)	—	77,489
Terminus 200	100%	3.79%	1/1/23	1,351	1,861	70,700	—	—	—	73,912	—	1,145	75,057
Legacy Union One	100%	4.24%	1/1/23	—	—	66,000	—	—	—	66,000	—	1,257	67,257
Total Fixed Rate Debt				12,338	102,401	253,155	79,087	256,755	970,127	1,673,863	(4,524)	6,658	1,675,997

Total Consolidated Debt				262,338	102,401	542,155	79,087	256,755	970,127	2,212,863	(4,829)	6,658	2,214,692

Unconsolidated Debt - Floating Rate
Carolina Square (LIBOR + 1.80%) (3)	50%	1.91%	3/18/26	765	1,020	1,020	1,020	1,020	63,015	67,860	(718)	—	67,142
300 Colorado (LIBOR + 2.25%) (4)	50%	2.36%	1/17/22	—	44,298	—	—	—	—	44,298	(218)	—	44,080
Total Floating Rate Debt				765	45,318	1,020	1,020	1,020	63,015	112,158	(936)	—	111,222
									.
Unconsolidated Debt - Fixed Rate
Emory University Hospital Midtown	50%	3.50%	6/1/23	657	903	31,436	—	—	—	32,996	(50)	—	32,946
Total Fixed Rate Debt				657	903	31,436	—	—	—	32,996	(50)	—	32,946

Total Unconsolidated Debt				1,422	46,221	32,456	1,020	1,020	63,015	145,154	(986)	—	144,168

Total Debt				$263,760	$148,622	$574,611	$80,107	$257,775	$1,033,142	$2,358,017	$(5,815)	$6,658	$2,358,860

Total Maturities (5)				$250,000	$130,593	$564,932	$70,865	$250,000	$1,027,919	$2,294,309
% of Maturities				11%	6%	24%	3%	11%	45%	100%

Cousins Properties	27	Q1 2021 Supplemental Information

DEBT SCHEDULE

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Yrs.)
Floating Rate Debt	$651,158	28%	1.38%	1.6
Fixed Rate Debt	1,706,859	72%	3.94%	5.2
Total Debt	$2,358,017	100%	3.23%	4.2

(1) As of March 31, 2021, the company had $289 million drawn under the Credit Facility and had the ability to borrow the remaining $711 million. The spread over LIBOR, under the Credit Facility, at March 31, 2021 was 1.05%. Subsequent to quarter end, the Company used net proceeds from the Burnett Plaza sale to pay down the Credit Facility.
(2) The spread over LIBOR, under the Term Loan, at March 31, 2021 was 1.20%.
(3) In March 2021, the joint venture paid off in full its $77.5 million construction loan, the Company's share of which was $38.8 million, and issued a $135.7 million mortgage loan, the Company's share of which is $67.9 million.
(4) The Company's share of the total borrowing capacity of the construction loan is $63.0 million.
(5) Maturities include lump sum principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

Cousins Properties	28	Q1 2021 Supplemental Information

DEBT SCHEDULE

Debt Maturity Schedule as of March 31, 2021
$ (in thousands)
750,000
600,000
450,000
300,000
150,000
0
250,000
130,593
564,932
70,865
250,000
277,919
225,000
250,000
275,000
2021
2022
2023
2024
2025
2026
2027
2028
2029
Consolidated
Unconsolidated

Cousins Properties	29	Q1 2021 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout beginning 24 months after construction completion, upon which Cousins would receive the office component and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Austin 300 Colorado Project LP	300 Colorado	50% of cash flows.	Partners can put their combined interest to Cousins, or Cousins can call Partners' combined interest, at a then agreed upon value during a 24-month period following final phase rent commencement.
Carolina Square Holdings LP	Carolina Square	50% of cash flows.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
Crawford Long-CPI, LLC	Emory University Hospital Midtown	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
DC Charlotte Plaza LLLP	Dimensional Place	50% of cash flows.	Partner can exercise its option to purchase Cousins' interest during Q2 2021 at a value determined by appraisal and subject to a cap rate range of 6.5% to 8.0%.
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to both partners.	Cousins can trigger sale process following construction completion, subject to a right of first offer that can be exercised by Partner.
HICO Avalon LLC	8000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process, subject to a right of first offer that can be exercised by the non-triggering party.
HICO Avalon II LLC	10000 Avalon	90% of cash flows until return of contributed capital to both Partners.	Cousins or Partner can trigger sale process 24 months after construction completion, subject to a right of first offer that can be exercised by the non-triggering party.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option beginning Q1 2023 under various circumstances.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st

FFO and EBITDAre
Net income available to common stockholders	$150,418	$174,943	$23,101	$28,115	$11,119	$237,278	$29,110
Depreciation and amortization of real estate assets:
Consolidated properties	255,349	71,406	72,694	71,345	72,515	287,960	70,712
Share of unconsolidated joint ventures	14,158	2,347	2,106	2,125	2,162	8,740	2,365
Partners' share of real estate depreciation	(521)	(149)	(212)	(209)	(172)	(742)	(211)
(Gain) loss on sale of depreciated properties:
Consolidated properties	(92,578)	(90,916)	201	523	87	(90,105)	17
Share of unconsolidated joint ventures	15	(318)	(168)	15	21	(450)	—
Investments in unconsolidated joint ventures	—	(44,894)	232	59	25	(44,578)	(39)
Impairment	—	—	—	—	14,829	14,829	—
Non-controlling interest related to unit holders	1,952	302	5	5	3	315	6
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723
Income Tax Expenses	(298)	50	(50)	—	—	—	—
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158
EBITDAre (1)	389,995	129,532	112,625	117,629	116,825	476,611	119,841
Transaction Costs (2)	52,881	365	63	—	—	428	—
Adjusted EBITDAre (1)	442,876	129,897	112,688	117,629	116,825	477,039	119,841

Income from Unconsolidated Joint Ventures
Net Operating Income
Office Properties	29,355	5,219	3,404	3,457	3,545	15,625	3,785
Other Properties	3,058	816	789	751	855	3,211	969
Net Operating Income	32,413	6,035	4,193	4,208	4,400	18,836	4,754
Loss on Sale of Undepreciated Property	—	—	—	—	(598)	(598)	—
Interest Expense	(5,738)	(650)	(550)	(439)	(432)	(2,071)	(515)
Termination Fee Income	16	1	2	5	1	9	—
Other Income	148	68	8	(23)	8	61	29
Funds from Operations - Unconsolidated Joint Ventures	26,839	5,454	3,653	3,751	3,379	16,237	4,268
Gain (Loss) on Sale of Depreciated Investment Properties, net	(15)	318	168	(15)	(21)	450	—
Depreciation and Amortization of Real Estate	(14,158)	(2,347)	(2,106)	(2,125)	(2,162)	(8,740)	(2,365)
Income from Unconsolidated Joint Ventures	12,666	3,425	1,715	1,611	1,196	7,947	1,903

Market Capitalization
Common Stock Price at Period End	$41.20	$29.27	$29.83	$28.59	$33.50	$33.50	$35.35
Number of Common Stock/Units Outstanding at Period End	148,506	148,565	148,593	148,589	148,589	148,589	148,679
Equity Market Capitalization	6,118,447	4,348,498	4,432,529	4,248,160	4,977,732	4,977,732	5,255,803

Consolidated Debt	2,222,975	1,944,034	1,939,517	1,934,905	2,162,719	2,162,719	2,214,692
Share of Unconsolidated Debt	82,519	92,921	98,754	107,256	115,040	115,040	144,168
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860

Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663

Cousins Properties	31	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st

Credit Ratios
Debt (1)	2,305,494	2,036,955	2,038,271	2,042,161	2,277,759	2,277,759	2,358,860
Less: Cash and Cash Equivalents	(15,603)	(124,632)	(28,255)	(36,872)	(4,290)	(4,290)	(14,576)
Less: Share of Unconsolidated Cash and Cash Equivalents	(8,634)	(9,516)	(8,826)	(12,098)	(9,419)	(9,419)	(7,518)
Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766
Total Market Capitalization	8,423,941	6,385,453	6,470,800	6,290,321	7,255,491	7,255,491	7,614,663
Net Debt / Total Market Capitalization	27.1%	29.8%	30.9%	31.7%	31.2%	31.2%	30.7%

Total Assets - Consolidated	7,151,447	6,901,934	6,908,448	6,886,596	7,107,398	7,107,398	7,106,182
Accumulated Depreciation - Consolidated	802,807	878,199	954,352	1,028,975	1,090,566	1,090,566	1,164,427
Undepreciated Assets - Unconsolidated (1)	391,457	290,134	294,987	304,976	304,539	304,539	303,472
Less: Investment in Unconsolidated Joint Ventures	(133,884)	(128,916)	(129,857)	(129,814)	(125,481)	(125,481)	(113,353)
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728
Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766
Net Debt / Total Undepreciated Assets (1)	27.8%	24.0%	24.9%	24.6%	27.0%	27.0%	27.6%

Coverage Ratios (1)
Interest Expense	59,701	16,554	14,543	15,497	16,082	62,676	17,723
Scheduled Principal Payments	14,726	4,126	4,120	4,282	4,284	16,812	4,370
Fixed Charges	74,427	20,680	18,663	19,779	20,366	79,488	22,093
EBITDAre	389,995	129,532	112,625	117,629	116,825	476,611	119,841
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.24	6.26	6.03	5.95	5.74	6.00	5.42
Adjusted EBITDAre	442,876	129,897	112,688	117,629	116,825	477,039	119,841
Fixed Charges Coverage Ratio (Adjusted EBITDAre) (1)	5.95	6.28	6.04	5.95	5.74	6.00	5.42

Net Debt	2,281,257	1,902,807	2,001,190	1,993,191	2,264,050	2,264,050	2,336,766
Annualized EBITDAre	493,632	518,128	450,500	470,516	467,300	467,300	479,364
Net Debt / Annualized EBITDAre	4.62	3.67	4.44	4.24	4.84	4.84	4.87
Annualized Adjusted EBITDAre	501,644	519,588	450,752	470,516	467,300	467,300	479,364
Net Debt / Annualized Adjusted EBITDAre	4.55	3.66	4.44	4.24	4.84	4.84	4.87

Dividend Information
Common Dividends	158,174	44,562	44,570	44,570	44,561	178,263	46,135
FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960
FFO Payout Ratio	48.1%	39.5%	45.5%	43.7%	44.3%	43.1%	45.2%
Transaction Costs (2)	52,881	365	63	—	—	428	—
FFO before Transaction Costs (2)	381,674	113,086	98,022	101,978	100,589	413,675	101,960
FFO Payout Ratio before Transaction Costs (2)	41.4%	39.4%	45.5%	43.7%	44.3%	43.1%	45.2%

Cousins Properties	32	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	(in thousands, except per share amounts)
	2019	2020 1st	2020 2nd	2020 3rd	2020 4th	2020	2021 1st

FFO	328,793	112,721	97,959	101,978	100,589	413,247	101,960
Amortization of Deferred Financing Costs	2,630	700	686	691	700	2,777	698
Non-Cash Stock-Based Compensation	2,468	1,285	1,139	931	883	4,238	1,661
Non-Real Estate Depreciation and Amortization	1,799	207	173	154	154	688	158
Lease Inducements	886	233	251	253	281	1,018	1,035
Straight Line Rent Ground Leases	500	126	128	120	116	490	112
Above and Below Market Ground Rent	158	39	40	39	40	158	39
Transaction Costs (2)	52,881	365	63	—	—	428	—
Debt Premium Amortization	(1,130)	(916)	(916)	(916)	(916)	(3,664)	(916)
Deferred Income - Tenant Improvements	(5,808)	(1,606)	(1,816)	(1,328)	(2,658)	(7,408)	(2,683)
Above and Below Market Rents, Net	(9,472)	(2,590)	(2,519)	(2,449)	(2,503)	(10,061)	(2,388)
Second Generation Capital Expenditures (CAPEX)	(90,704)	(23,817)	(25,724)	(17,718)	(30,524)	(97,783)	(12,093)
Straight Line Rental Revenue	(29,391)	(9,859)	(11,137)	(12,935)	(8,284)	(42,215)	(7,739)
Gain (Loss) on Sales of Undepreciated Investment Properties	(18,182)	(1,335)	—	—	723	(612)	—
FAD (1)	235,428	75,553	58,327	68,820	58,601	261,301	79,844
Common Dividends (3)	158,174	44,562	44,570	44,570	44,561	178,263	46,135
FAD Payout Ratio (1)	67.2%	59.0%	76.4%	64.8%	76.0%	68.2%	57.8%

Operations Ratio
Total Undepreciated Assets (1)	8,211,827	7,941,351	8,027,930	8,090,733	8,377,022	8,377,022	8,460,728
General and Administrative Expenses	37,007	5,652	8,543	5,658	7,181	27,034	6,733
Annualized General and Administrative Expenses (3) / Total Undepreciated Assets	0.45%	0.28%	0.43%	0.28%	0.34%	0.32%	0.32%

2nd Generation CAPEX
Second Generation Leasing Related Costs	80,500	19,444	21,394	13,534	23,712	78,084	9,258
Second Generation Building Improvements	10,204	4,373	4,330	4,184	6,812	19,699	2,835
	90,704	23,817	25,724	17,718	30,524	97,783	12,093

(1) Includes Company share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the
     Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) In 2019 and 2020, transaction costs relate primarily to the merger with TIER REIT, Inc.
(3) Quarter amount represents quarter annualized; year-to-date represents year-to-date actual.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
	Three Months Ended March 31,
	2021			2020
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$29,110	148,624	$0.20	$174,943	147,424	$1.19
Noncontrolling interest related to unitholders	6	25	—	302	1,120	(0.01)
Conversion of stock options	—	4	—	—	15	—
Conversion of unvested restricted stock units	—	72	—	—	2	—

Net Income — Diluted	29,116	148,725	0.20	175,245	148,561	1.18
Depreciation and amortization of real estate assets:
Consolidated properties	70,712	—	0.47	71,406	—	0.48
Share of unconsolidated joint ventures	2,365	—	0.02	2,347	—	0.02
Partners' share of real estate depreciation	(211)	—	—	(149)	—	—
Gain/loss on sale of depreciated properties:
Consolidated properties	17	—	—	(90,916)	—	(0.61)
Share of unconsolidated joint ventures	—	—	—	(318)	—	—
Investments in unconsolidated joint ventures	(39)	—	—	(44,894)	—	(0.31)
Funds From Operations	$101,960	148,725	$0.69	$112,721	148,561	$0.76

The tables above show Funds From Operations (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	34	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended
Net Operating Income	March 31, 2021	March 31, 2020

Net income	$29,311	$175,309
Net operating income from unconsolidated joint ventures	4,754	6,035
Fee income	(4,529)	(4,732)
Termination fee income	(42)	(2,844)
Other income	(214)	(37)
Reimbursed expenses	368	521
General and administrative expenses	6,733	5,652
Interest expense	17,208	15,904
Depreciation and amortization	70,870	71,614
Transaction costs	—	365
Other expenses	590	566
Income from unconsolidated joint ventures	(1,903)	(3,425)
Gain on sale of investment in unconsolidated joint ventures	(39)	(46,230)
Gain/loss on investment property transactions	17	(90,916)
Net Operating Income	123,124	127,782
Less:
Partners' share of NOI from consolidated joint ventures	(415)	(224)
Cousins' Share of NOI	$122,709	$127,558

Net Operating Income	$123,124	$127,782
Non-cash income	(11,578)	(14,087)
Non-cash expense	151	165
Cash-Basis Net Operating Income	$111,697	$113,860

Net Operating Income
Same Property	$107,389	$111,941
Non-Same Property	15,735	14,024
3344 Peachtree Legal Expense Recovery	—	1,817
	$123,124	$127,782

Cash-Basis Net Operating Income
Same Property	$98,312	$101,073
Non-Same Property	13,385	10,970
3344 Peachtree Legal Expense Recovery	—	1,817
	$111,697	$113,860

Adjusted Cash-Basis Same Property NOI
Same Property	$98,312	$101,073
Less: Same Property Parking NOI	(6,788)	(9,268)
Less: One South at the Plaza Non-Parking NOI	(1,430)	(4,082)
	$90,094	$87,723

Cousins Properties	35	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2021 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2021 PROJECTED FFO

	Full Year 2021 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders	$109,822	$0.74	$124,702	$0.84
Add: Noncontrolling interest related to unitholders	23	—	23	—

Net Income	109,845	0.74	124,725	0.84
Add: Depreciation and amortization of real estate assets	288,939	1.94	288,939	1.94
Funds From Operations	$398,784	$2.68	$413,664	$2.78

(1) Calculated based on projected weighted average shares outstanding of 148.8 million.

Cousins Properties	36	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following is a list of non-GAAP financial measures that the Company commonly uses and a description for each measure of (1) the reasons that management believes the measure is useful to investors and (2) if material, any additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the National Association of Real Estate Investment Trusts' (“NAREIT”) definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
“Adjusted EBITDAre” represents EBITDAre plus loss on debt extinguishment and transaction costs. Management believes that Adjusted EBITDAre provides analysts and investors with appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items, gains (losses) on undepreciated real estate sales, and transaction costs. Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the NAREIT definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt less cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fees) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Properties held for sale at March 31, 2021 are excluded from Same Property. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building Capital Expenditures” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.
“FFO Before Transaction Costs” represents FFO before costs associated with the TIER merger. Management believes that FFO Before Transaction Costs provides analysts and investors with user information related to the Company’s core operations and for comparability of the results of its operations with other real estate companies.

Cousins Properties	37	Q1 2021 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DISCUSSION

“Adjusted Cash-Basis Same Property NOI" represents Cash-Basis Same Property NOI (which is adjusted to exclude parking NOI and One South at the Plaza Non-Parking NOI) is intended to provide analysts and investors with useful information related to the Company's core operations before the impact of i) significant changes in physical occupancy at the Company's properties as a result of the COVID-19 pandemic, which is materially impacting parking NOI, and ii) a significant decrease in NOI isolated at one property (One South at the Plaza) due to a large, previously disclosed lease expiration.

Cousins Properties	38	Q1 2021 Supplemental Information